Exhibit 10.60
MIDDLESEX WATER COMPANY
NOTE
RELATING TO:
THE WATER BANK CONSTRUCTION FINANCING PROGRAM
OF THE NEW JERSEY INFRASTRUCTURE BANK

$17,800,000                    June 18, 2026

NJWB - CFP-26-1

    FOR VALUE RECEIVED, MIDDLESEX WATER COMPANY, a corporation duly created and validly existing pursuant to the laws of the State (as hereinafter defined), and its successors and assigns (the “Borrower”), hereby promises to pay to the order of the NEW JERSEY INFRASTRUCTURE BANK, a public body corporate and politic with corporate succession, duly created and validly existing under and by virtue of the Act (as hereinafter defined) (the “I-Bank”), the Principal (as hereinafter defined), together with all unpaid accrued Interest (as hereinafter defined), fees, late charges and other sums due hereunder, if any, in lawful money of the United States of America, on the Maturity Date (as hereinafter defined) or the date of any optional prepayment or acceleration in accordance with the provisions of this note (this “Note”); provided, however, that portions of the Interest may be due and payable earlier, at the time(s) and in the amount(s), as and to the extent provided in accordance with Section 4 hereof.

SECTION 1.    Definitions. As used in this Note, unless the context requires otherwise, the following terms shall have the following meanings:

    “Act” means the “New Jersey Infrastructure Trust Act”, constituting Chapter 334 of the Pamphlet Laws of 1985 of the State (codified at N.J.S.A. 58:11B-1 et seq.), as the same has been, and in the future may from time to time be, amended and supplemented.

    “Administrative Fee” means the “NJDEP Fee” as defined and calculated in Exhibit B hereto, which is an administrative fee that is payable by the Borrower to the NJDEP (at the time and in the amount as is established by the provisions of Section 4(b) hereof) as a portion of the Cost of the Project that has been incurred by the Borrower for engineering and environmental services provided to the Borrower by the NJDEP.

    “Anticipated Financing Program” means the New Jersey Water Bank financing program of the I-Bank, pursuant to which the I-Bank will issue its I-Bank Bonds for the purpose of financing, on a long-term basis, the Project as well as other projects of certain qualifying borrowers.

    “Anticipated Long-Term Loan” means the long-term loan made by the I-Bank to the Borrower from the proceeds of its I-Bank Bonds, as part of the Anticipated Financing Program.

    “Authorized Officer” means any person authorized by the Borrower or the I-Bank, as the case may be, to perform any act or execute any document relating to the Loan or this Note.

    “Borrower Note Resolution” means the resolution of the Borrower’s Board of Directors adopted on April 24, 2025, as amended and supplemented from time to time, pursuant to which this Note has been issued.

    “Business Corporation Law” means the “New Jersey Business Corporation Act”, constituting Chapter 263 of the Pamphlet Laws of 1968 of the State (codified at N.J.S.A. 14A:1-1 et seq.), as the same may from time to time be amended and supplemented.

    “Code” means the Internal Revenue Code of 1986, as the same may from time to time be amended and supplemented, including any regulations promulgated thereunder, any successor code thereto and any administrative or judicial interpretations thereof.

    “Cost” or “Costs” means those costs that are allocable to the Project, as shall be determined on a project-specific basis in accordance with the Regulations, as further set forth in Exhibit B hereto, (i) as such Exhibit B shall be supplemented by an Authorized Officer of the I-Bank by means of either a substitute Exhibit B or an additional Exhibit B, such supplement to be implemented concurrently with the supplement to Exhibit A-1 hereto (as provided in the definition of “Project” as set forth herein), and (ii) as the then-current Exhibit B may be amended by subsequent changes to eligible costs as evidenced by a certificate of an Authorized Officer of the I-Bank.

“Credit Policy” means the “New Jersey Infrastructure Bank Credit Policy,” as adopted by the Board of Directors of the I-Bank and as further amended and supplemented from time to time.

    “Environmental Infrastructure Facilities” means Wastewater Treatment Facilities, Stormwater Management Facilities or Water Supply Facilities (as such terms are defined in the Regulations).

    “Environmental Infrastructure System” means the Environmental Infrastructure Facilities of the Borrower, including the Project, for which the Borrower is receiving the Loan.

    “Event of Default” means any occurrence or event specified in Section 6 hereof.

    “Financial Plan” means the then-applicable Financial Plan, as prepared for the then-current State Fiscal Year and as submitted to the State Legislature by the I-Bank and the NJDEP, and as the same may be amended or supplemented from time to time during such State Fiscal Year, all pursuant to, and in satisfaction of the requirements of, sections 21, 21.1, 22 and 22.1 of the Act.

    “I-Bank Bonds” means the revenue bonds of the I-Bank to be issued pursuant to, and as part of the Anticipated Financing Program.

    “Interest” means the interest that shall accrue on a daily basis with respect to Principal to be calculated each day by applying the Interest Rate established for a State Fiscal Year divided by 360 to the Principal amount on that day.

    “Interest Rate” means the rate of interest as shall be established by an Authorized Officer of the I-Bank in a manner consistent with the terms and provisions of the Financial Plan for each State Fiscal Year.

    “Issue Date” means the date of issuance of this Note.

    “Loan” means the loan of the Principal, made by the I-Bank to the Borrower to finance or refinance a portion of the Cost of the Project, as evidenced and secured by this Note.

    “Loan Disbursement Requisition” means the requisition (in a form to be determined by the I-Bank and the NJDEP) that shall relate exclusively to the Project (as defined in this Section 1, hereof) and the Costs that are allocable to the Project, which form of requisition shall be executed by an Authorized Officer of the Borrower and shall be submitted, reviewed and approved as provided by the provisions of Section 4 hereof).

    “Maturity Date” means June 30th of the fifth (5th) State Fiscal Year following the State Fiscal Year during which the Issue Date occurs, which date is June 30, 2031, subject to being re-determined pursuant to the subsequent provisions of this definition, but subject, in all events, to the rights and remedies of the I-Bank pursuant to the provisions of Section 6 hereof and the provisions of Section 7 hereof in furtherance of the enforcement by the I-Bank of all covenants and obligations of the Borrower hereunder, including, without limitation and in particular, the covenants and obligations of the Borrower set forth in Section 3 hereof. Notwithstanding any of the forgoing, the Maturity Date shall be such earlier date as shall be determined by an Authorized Officer of the I-Bank in his or her sole discretion, which date shall be determined by such Authorized Officer of the I-Bank to be the date of the closing for the Anticipated Financing Program.

“New Jersey Water Bank” means the joint initiative of the I-Bank and the NJDEP to provide low-cost financing to qualified applicants with respect to water quality projects that are identified in the Act.

    “NJDEP” means the New Jersey Department of Environmental Protection.

    “Payment Date” means, as applicable: (i) the Maturity Date or (ii) with respect to any optional prepayment or acceleration of the Loan pursuant to the terms of this Note, the date of such optional prepayment or acceleration; provided, however, that in all cases, a portion of the Interest shall be payable by the Borrower to the I-Bank prior to the Maturity Date as provided in Section 4 hereof.

    “Principal” means the principal amount of the Loan, at any time being the lesser of (i) Seventeen Million Eight Hundred Thousand ($17,800,000), or (ii) the aggregate outstanding amount as shall actually be disbursed to the Borrower by the I-Bank pursuant to one or more Loan Disbursement Requisitions, which Principal shall be payable by the Borrower to the I-Bank (i) on the Maturity Date or (ii) with respect to any optional prepayment or acceleration of the Loan pursuant to the terms of this Note, on the date of such optional prepayment or acceleration, as the case may be.

    “Project” means the Environmental Infrastructure Facilities of the Borrower which constitute a project for which the I-Bank is making the Loan to the Borrower, as further described in Exhibit A-1 hereto; provided, however, that the description of the Project, as set forth in Exhibit A-1 attached hereto, may be supplemented by means of either (i) the substitution of a revised and updated Exhibit A-1 for the current Exhibit A-1 or (ii) the inclusion of an additional Exhibit A-1, in either case, promptly following the certification for funding by the NJDEP of the remaining components of the Project, as applicable, such supplement to be undertaken by an Authorized Officer of the I-Bank.

    “Regulations” means the rules and regulations, as applicable, now or hereafter promulgated pursuant to N.J.A.C. 7:22-3 et seq., 7:22-4 et seq., 7:22-5 et seq., 7:22-6 et seq., 7:22-7 et seq., 7:22-8 et seq., 7:22-9 et seq. and 7:22-10 et seq., as the same may from time to time be amended and supplemented.

    “State” means the State of New Jersey.

SECTION 2.    Representations of the Borrower. The Borrower hereby represents and warrants to the I-Bank, as follows:

    (a)    Organization.     The Borrower: (i) is a corporation duly created and validly existing under and pursuant to the Constitution and laws of the State, including the Business Corporation Law; (ii) has full legal right and authority to execute, attest, issue and deliver this Note, to authorize the authentication of this Note, to sell this Note to the I-Bank, and to perform its obligations hereunder, and (iii) has duly authorized, approved and consented to all necessary action to be taken by the Borrower for: (A) the issuance of this Note, the authentication of this Note, the sale thereof to the I-Bank and the due performance of its obligations hereunder and (B) the execution, delivery and due performance of all certificates and other instruments that may be required to be executed, delivered and performed by the Borrower in order to carry out and give effect to this Note.

    (b)    Authority.     This Note has been duly authorized by the Borrower, and duly executed, attested and delivered to the I-Bank by Authorized Officers of the Borrower, and duly authenticated by the trustee or the paying agent pursuant to the Borrower Note Resolution. This Note has been duly issued by the Borrower and duly sold by the Borrower to the I-Bank and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be affected by bankruptcy, insolvency or other similar laws or the application by a court of legal or equitable principles affecting creditors’ rights.

    (c)    Pending Litigation. There are no proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower that, if adversely determined, would adversely affect (i) the condition (financial or otherwise) of the Borrower, (ii) the adoption of the Borrower Note Resolution, (iii) the ability of the Borrower to satisfy all of its Loan repayment obligations hereunder, (iv) the authorization, execution, attestation, authentication or delivery of this Note, (v) the issuance of this Note and the sale thereof to the I-Bank, and (vi) the Borrower’s ability otherwise to observe and perform its duties, covenants, obligations and agreements under this Note, including, without limitation, the undertaking and completion of the Project.

    (d)    Compliance with Existing Laws and Agreements; Governmental Consent. (i) The authorization, execution, attestation and delivery of this Note by the Borrower, (ii) the authentication of this Note by the trustee or paying agent pursuant to the Borrower Note Resolution, (iii) the adoption of the Borrower Note Resolution, (iv) the sale of this Note to the I-Bank, (v) the observation and performance by the Borrower of its duties, covenants, obligations and agreements hereunder, including, without limitation, the repayment of the Loan and all other amounts due hereunder, and (vi) the undertaking and completion of the Project, will not (A) other than the lien, charge or encumbrance created by this Note, result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Borrower pursuant to, (B) result in any breach of any of the terms, conditions or provisions of, or (C) constitute a default under, any existing ordinance or resolution, outstanding debt or lease obligation, trust agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Borrower is a party or by which the Borrower, its Environmental Infrastructure System or any of its properties or assets may be bound, nor will such action result in any violation of the provisions of the charter, applicable law or other document pursuant to which the Borrower was established or any laws, ordinances, injunctions, judgments, decrees, rules, regulations or existing orders of any court or governmental or administrative agency, authority or person to which the Borrower, its Environmental Infrastructure System or its properties or operations are subject. The Borrower has obtained all permits and approvals required to date by any governmental body or officer for the authorization, execution, attestation, authentication and delivery of this Note, for the issuance and sale of this Note to the I-Bank, for the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Note, including, without limitation, the undertaking and completion of the Project (provided, that, with respect to the undertaking and completion of the Project, such permits and approvals are obtainable by the Borrower as of the date hereof).

    (e)    I-Bank Credit Policy. The Borrower is in full compliance with the applicable requirements of the Credit Policy as in effect on the date hereof.

    (f)    Reliance. The Borrower hereby acknowledges that the I-Bank is making the Loan to the Borrower pursuant to the terms hereof in reliance upon each of the representations of the Borrower set forth in this Section 2.

SECTION 3.    Covenants of the Borrower.

(a)    Participation in the Anticipated Financing Program. The Borrower covenants and agrees that it shall undertake and complete in a timely manner all conditions precedent identified by the I-Bank relating to (i) the participation by the Borrower in the Anticipated Financing Program and (ii) the qualification by the Borrower for receipt of the Anticipated Long-Term Loan.

At any time following the date hereof, in the event of a determination by the I-Bank of a Finding of Unacceptable Credit Risk (as defined in the Credit Policy), the Borrower may be required to, among other things, (i) provide additional security for the Anticipated Long-Term Loan through mechanisms as shall be identified by the I-Bank, (ii) provide a rating re-affirmation, since the last review by the applicable Nationally Recognized Rating Agency(s) (as defined in the Credit Policy), and/or (iii) participate in a Financial Due Diligence Meeting (as defined in the Credit Policy).

The failure of the Borrower to undertake and complete such conditions precedent as described in this Section 3(a), shall render it ineligible to participate in the Anticipated Financing Program.

(b)    Pledge. The Borrower unconditionally and irrevocably promises to make the Loan repayments in accordance with the terms of, and to the extent provided in, the Borrower Note Resolution for the punctual repayment of the Loan and all other amounts due pursuant to this terms of this Note (including, without limitation, the payment of the Administrative Fee in the amount and at the time as required by the provisions of Section 4(b) hereof).

    (c)    Disposition of Environmental Infrastructure System. The Borrower covenants and agrees that it shall not sell, lease, abandon or otherwise dispose of all or substantially all of its Environmental Infrastructure System without the express written consent of the I-Bank, which consent may or may not be granted by the I-Bank in its sole discretion.

    (d)    Financing With Tax-Exempt Bonds. The Borrower acknowledges, covenants and agrees that it is the intention of the Borrower to finance the Project, in whole or in part, on a long-term basis with proceeds of I-Bank Bonds now or hereinafter issued, the interest on which is excluded from gross income for purposes of federal income taxation pursuant to Section 103(a) of the Code (“tax-exempt bonds”). In furtherance of such long-term financing with tax-exempt bonds, the Borrower covenants that, except to the extent expressly permitted in writing by the I-Bank, in its sole discretion, the Borrower will not take any action or permit any action to be taken which would result in any of the proceeds of the Loan being used (directly or indirectly) to make or finance loans to persons other than the Borrower. In addition, the Borrower covenants and agrees that (i) all of the proceeds of the Loan will be used to pay costs of an exempt facility, within the meaning of Section 142 of the Code, which were paid and incurred by the Borrower no more than 60 days before the date on which the I-Bank adopted a declaration of intent with respect to the Project, and (ii) no portion of the Project will be investment property, within the meaning of Section 148(b) of the Code. The Borrower covenants and agrees that any

Costs to be paid or reimbursed with proceeds of the Loan will result in the expenditure of proceeds under Treasury Regulations §1.148-6(d) and Treasury Regulations §1.150-2, for costs subject to the allowance for depreciation provided in Section 167 of the Code which are chargeable to the capital account of the Borrower with respect to such exempt facility.

    (e)    Operation and Maintenance of Environmental Infrastructure System. The Borrower covenants and agrees that it shall, in accordance with (i) prudent environmental infrastructure utility practice, (ii) all applicable statutory and regulatory requirements now or hereafter enacted, and (iii) prudent planning:

(A)at all times, operate the properties of its Environmental Infrastructure System and any business in connection therewith in an efficient manner;

(B)maintain its Environmental Infrastructure System in good repair, working order and operating condition; and

(C)timely make all necessary and proper repairs, renewals, replacements, additions, adaptations, betterments, and improvements with respect to its Environmental Infrastructure System, including, without limitation, those that are necessary or appropriate to ensure the resiliency of its Environmental Infrastructure System (including, without limitation, those necessary or appropriate to ensure unimpeded physical access to, or operation of, the sites and infrastructure of its Environmental Infrastructure System) in order to address anticipated climate change impacts as set forth in the NJDEP’s “Building Resilience Water Infrastructure Climate Change Resilience Guidance,” dated April 2023, as amended, supplemented or updated, and which is incorporated herein by reference, and/or actual impacts from flooding, sea level rise, hurricanes, extreme rainfall, and storm surge, so that at all times the business carried on in connection therewith and the provision of essential services thereby shall be efficiently and properly conducted.

The NJDEP, in its sole discretion, may expressly authorize, in writing, a waiver of any or all of the requirements of this provision based upon its determination that long term operability of the Environmental Infrastructure System is no longer viable. Any such waiver, however, does not relieve Borrower of the obligation to provide the essential services through an alternative approach.

    (f)    Records and Accounts; Inspections. The Borrower covenants and agrees that it shall keep accurate records and accounts for its Environmental Infrastructure System, separate and distinct from its other records and accounts, which shall be audited annually by an independent registered certified public accountant and shall be made available for inspection by the I-Bank upon prior written notice. The Borrower covenants and agrees that it shall permit the I-Bank (and any party designated thereby to act on its behalf or to assist it, including, without limitation, its professional advisors), at any and all reasonable times during construction of the Project and, thereafter, upon prior written notice, (i) to visit, inspect and examine the property constituting the Project and the site on which the Project is located, and (ii) to inspect (and make and retain copies of) any Borrower accounts, books, records, correspondence and files, including, without limitation, Borrower records regarding contracts, receipts, disbursements, investments and the overall financial standing of the Borrower, and any other matters related to the Borrower, the Project and the forgoing list of deliverables. In furtherance of the intent of this subsection, the Borrower covenants and agrees that it shall promptly prepare and provide such written reports and informational summaries as the I-Bank may reasonably require.

    (g)    Insurance. The Borrower covenants and agrees that it shall maintain insurance policies providing against risk of direct physical loss, damage or destruction of its Environmental Infrastructure System, in an amount that will satisfy all applicable regulatory requirements. The Borrower covenants and agrees that it shall include, or cause to be included, the I-Bank as an additional “named insured” on any certificate of liability insurance procured by the Borrower and by any contractor or subcontractor for the Project.

    (h)    Application of Exhibits to the Borrower and the Project. In undertaking and completing the Project, the Borrower covenants and agrees that it shall comply with each of the terms and provisions contained herein, including, without limitation, the terms, provisions, procedures and requirements as set forth in each of the Exhibits hereto, including, without limitation, Exhibit G hereto (which Exhibit G sets forth general administrative requirements relating to the Borrower and the Project). The Borrower acknowledges and agrees that each of the Exhibits attached hereto is made a part of this Note.

    (i)    Reliance. The Borrower hereby acknowledges that the I-Bank is making the Loan to the Borrower pursuant to the terms hereof in reliance upon each of the covenants of the Borrower set forth in this Section 3.

SECTION 4. Disbursement of the Loan Proceeds; Amounts Payable; Prepayment; and Late Fee.

    (a)    The I-Bank shall effectuate the Loan to the Borrower by making one or more disbursements to the Borrower promptly after receipt by the I-Bank of a Loan Disbursement Requisition and the approval of such Loan Disbursement Requisition by an Authorized Officer of the I-Bank, or a designee thereof, each such disbursement and the date thereof to be recorded and maintained by an Authorized Officer of the I-Bank, or a designee thereof, in the records of the I-Bank with respect to the Loan; provided, however, that the approval by the I-Bank of any Loan Disbursement Requisition for disbursement pursuant to the terms hereof shall be subject to the terms, conditions and limitations as set forth in Section 4(d) of this Note. It is expected that the proceeds of the Loan will be disbursed to the Borrower in accordance with the schedule set forth in Exhibit C hereto, as Exhibit C shall be supplemented by an Authorized Officer of the I-Bank by means of either a substitute Exhibit C or an additional Exhibit C, such supplement to be implemented concurrently with the supplement to Exhibit A-1 hereto (as provided in the definition of “Project” as set forth herein). The latest date upon which the Borrower may submit to the I-Bank a Loan Disbursement Requisition is the business day immediately preceding the date fixed by the I-Bank for the sale of its I-Bank Bonds in connection with the Anticipated

Financing Program, or such alternative date as shall be identified by the I-Bank for the Borrower in writing.

    (b)    Notwithstanding the provisions of Section 4(a) to the contrary, the Borrower hereby acknowledges and agrees, as follows: (i) to the extent that all or a portion of the Interest is funded by the Loan (as provided pursuant to Exhibit B hereto, as Exhibit B may hereafter be amended or supplemented as provided by the provisions hereof), payment of such Interest shall be made to the I-Bank via one or more disbursements by the I-Bank hereunder, at the times and in the amounts, as and to the extent provided in one or more written notices provided to the Borrower pursuant to the terms hereof by an Authorized Officer of the I-Bank, or a designee thereof, and each such disbursement shall be recorded by an Authorized Officer of the I-Bank or a designee thereof, and maintained in the records of the I-Bank with respect to the Loan; and (ii) on the date of issuance of this Note, a disbursement shall be made and shall be recorded and maintained by an Authorized Officer of the I-Bank, or a designee thereof, in the records of the I-Bank with respect to the Loan for the purpose of funding fifty percent (50%) of the Administrative Fee identified in Exhibit B hereto, with such disbursement (and any subsequent and supplemental disbursements made pursuant to Exhibit B hereto, as Exhibit B may hereafter be amended or supplemented as provided by the provisions hereof) being made by the I-Bank on behalf of the Borrower directly to the NJDEP. The Borrower further acknowledges and agrees that the remaining unpaid balance of the Administrative Fee shall be due and payable on the Maturity Date or as otherwise established by the I-Bank pursuant to the terms of the Anticipated Financing Program.

    (c)    On the Maturity Date or, with respect to the payment of all or a portion of the Interest, on the applicable Payment Date(s) as and to the extent provided herein, the Borrower shall repay the Loan to the I-Bank in an amount equal to: (i) the Principal then due and owing pursuant to the provisions of this Note; (ii) the Interest then due and owing pursuant to the provisions of this Note; and (iii) any other amounts then due and owing pursuant to the provisions of this Note. The Borrower may prepay the Loan obligations hereunder, in whole or in part, upon receipt of the prior written consent of an Authorized Officer of the I-Bank. Each payment made to the I-Bank shall be applied to the payment of, first, the Interest then due and payable, second, the Principal, third, any late charges, and, finally, any other amount then due and payable pursuant to the provisions of this Note. In the event that the repayment obligation set forth in this Note is received by the I-Bank later than the Maturity Date or the Payment Date, as the case may be, a late fee shall be payable to the I-Bank in an amount equal to the greater of twelve percent (12%) per annum or the prime rate as published in the Wall Street Journal on the Maturity Date or the Payment Date, as the case may be, plus one half of one percent per annum on such late payment from the Maturity Date or the Payment Date, as the case may be, to the date it is actually paid; provided, however, that any late payment charges incurred hereunder shall not exceed the maximum interest rate permitted by law.

    (d)    Notwithstanding the provisions of this Note to the contrary with respect to the funding, pursuant to Section 4(a) hereof, of any Loan Disbursement Requisition relating to all or any portion of the Project, the Borrower hereby acknowledges and agrees, as follows:

(i)    the I-Bank shall not, and shall not be required to, commit funds, pursuant to the Water Bank Construction Financing Program of the I-Bank, to any portion of the Project until such time as the particular portion of the Project in question has been certified for funding by the NJDEP;

(ii)    no Loan Disbursement Requisition shall be approved by the I-Bank for disbursement pursuant to Section 4(a) hereof unless and until the portion of the Project to which such Loan Disbursement Requisition relates has been certified for funding by the NJDEP; and

(iii)    the I-Bank has no obligation pursuant to this Note to make all or any portion of any Loan Disbursement Requisition disbursement pursuant to the provisions of Section 4(a) hereof if the Borrower lacks the authority to pay interest on this Note in an amount equal to the Interest Rate.

SECTION 5. Unconditional Obligations. The obligation of the Borrower to make the Loan repayments and all other payments required hereunder and the obligation to perform and observe the other duties, covenants, obligations and agreements on its part contained herein shall be absolute and unconditional, and shall not be abated, rebated, set-off, reduced, abrogated, terminated, waived, diminished, postponed or otherwise modified in any manner whatsoever while any Loan repayments, or any other payments due hereunder, remain unpaid, regardless of any contingency, act of God, event or cause whatsoever, including (without limitation) any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, the taking by eminent domain or destruction of or damage to the Project or Environmental Infrastructure System, commercial frustration of the purpose, any change in the laws of the United States of America or of the State or any political subdivision of either or in the rules or regulations of any governmental authority, any failure of the I-Bank to perform and observe any agreement or any duty, liability or obligation arising out of this Note, or any rights of set-off, recoupment, abatement or counterclaim that the Borrower might have against the I-Bank or any other party; provided, however, that payments hereunder shall not constitute a waiver of any such rights.

SECTION 6. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) failure by the Borrower to pay, when due, any and all of its Loan repayment obligations hereunder, and any other payment obligations due hereunder; (ii) failure by the Borrower to observe and perform any duty, covenant, obligation or agreement on its part to be observed or performed pursuant to the terms of this Note; (iii) any representation made by the Borrower contained in this Note or in any instrument furnished in compliance with or with reference to this Note is false or misleading in any material respect; (iv) the occurrence of an “Event of Default” pursuant to, and as defined in, (1) a loan agreement pursuant to which a long-term loan (that remains outstanding) has been made to the Borrower by either the I-Bank or the NJDEP, or (2) a note obligation (other than this Note) pursuant to which a short-term loan (that remains outstanding) has been made to the Borrower by the I-Bank, and (v) a petition is filed by or against the Borrower under any federal or state bankruptcy or insolvency law or other similar law in effect on the date of this Note or thereafter enacted, unless in the case of any such petition filed against the Borrower such petition shall be dismissed within thirty (30) days after such filing and such dismissal shall be final and not subject to appeal, or the Borrower shall become insolvent or bankrupt or shall make an assignment for the benefit of its creditors, or a custodian of the Borrower or any of its property shall be appointed by court order or take possession of the Borrower or its property or assets if such order remains in effect or such possession continues for more than thirty (30) days, or the Borrower shall generally fail to pay its debts as such debts become due.

SECTION 7. Remedies upon Event of Default. Whenever an Event of Default shall have occurred and be continuing pursuant to the terms hereof, the Borrower hereby acknowledges and agrees to the rights of the I-Bank to take any action permitted or required at law or in equity to collect the amounts then due and thereafter to become due hereunder or to enforce the observance and performance of any duty, covenant, obligation or agreement of the Borrower hereunder. If an Event of Default shall have occurred, the Borrower hereby acknowledges and agrees that the I-Bank shall have the right to (i) immediately cease disbursements of the proceeds of the Loan, and/or (ii) declare all Loan repayments and all other amounts due hereunder to be due and payable immediately without further notice or demand. The Borrower hereby acknowledges and agrees that no remedy herein is intended to be exclusive, and every remedy shall be cumulative and in addition to every other remedy given under this Note or now or hereafter existing at law or in equity. The Borrower hereby further acknowledges and agrees that no delay or omission by the I-Bank to exercise any remedy or right accruing upon any Event of Default shall impair any such remedy or right or shall be construed to be a waiver thereof, but any such remedy or right may be exercised as often as may be deemed expedient. The Borrower hereby further acknowledges and agrees that, pursuant to the I-Bank’s Credit Policy, during such time as an Event of Default has occurred and is continuing hereunder, the Borrower shall be ineligible for additional financial assistance from the I-Bank (including, without limitation, long-term financing through the Anticipated Financing Program), in addition to certain other consequences set forth in the Credit Policy. The Borrower hereby agrees that upon demand it shall pay to the I-Bank the reasonable fees and expenses of attorneys and other reasonable expenses (including, without limitation, the reasonably allocated costs of in-house counsel and legal staff) incurred in the collection of Loan repayments or any sum due hereunder or in the enforcement of the observation or performance of any obligations or agreements of the Borrower upon an Event of Default. Any moneys collected by the I-Bank pursuant to this Section 7 shall be applied first to pay any attorneys’ fees or other fees and expenses owed by the Borrower.

SECTION 8. Certain Miscellaneous Provisions. The Borrower hereby acknowledges and agrees as follows: (a) all notices hereunder shall be deemed given when hand delivered or when mailed by registered or certified mail, postage prepaid, to the Borrower at the following address: Middlesex Water Company, 1500 Ronson Road, Iselin, New Jersey 08830-0452, Attention: Senior Vice President, Chief Financial Officer and Treasurer; and to the I-Bank at the following address: New Jersey Infrastructure Bank, 3131 Princeton Pike, Building 4, Suite 216, Lawrenceville, New Jersey 08648-2201, Attention: Executive Director; (b) this Note shall be binding upon the Borrower and its successors and assigns; (c) in the event any provision of this Note is held illegal, invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate, render unenforceable or otherwise affect any other provision hereof; (d) the obligations of the Borrower pursuant to the terms of this Note may not be assigned by the Borrower for any reason, unless the I-Bank shall have approved said assignment in writing; (e) this Note may not be amended, supplemented or modified without the prior written consent of the I-Bank; (f) this Note shall be governed by and construed in accordance with the laws of the State; (g) the Borrower shall, at the request of the I-Bank, execute and deliver such further instruments as may be necessary or desirable for better assuring, conveying, granting, assigning and confirming the rights, security interests and agreements granted or intended to be granted by this Note; (h) whenever the Borrower is required to obtain the determination, approval or consent of the I-Bank pursuant to the terms hereof, such determination, approval or consent may be either granted or withheld by the I-Bank in its sole and absolute discretion; and (i) consistent with the provisions of N.J.S.A. 58:11B-13, neither the directors of the I-Bank nor any officers of the I-Bank taking any action with respect to this Loan shall be liable personally with respect to the Loan or any matters or transactions related thereto.

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    IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, sealed and delivered on the date first above written.

MIDDLESEX WATER COMPANY

[SEAL]
                            By:_______________________
ATTEST:                            Mohammed G. Zerhouni
                                Senior Vice President, Chief
Financial Officer and Treasurer

_____________________
Jay L. Kooper
Vice President, General Counsel
and Secretary
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